Exhibit 10.1  Acquisition Agreement

                  Exchange of Shares and Acquisition Agreement

INTERNATIONAL WIRELESS INC. (hereinafter designated as "Buyer" or "IWLJ"), a publicly-held corporation, and the current shareholders (hereinafter designated as "Sellers" or "Principle Owners") of MOUND TECHNOLOGIES, INC. (hereinafter designated as "MTI"), a privately-held corporation situated in the City of Springboro, State of Ohio, as of December 8, 2003 and for the purpose of placing the privately-held corporation MTI under the control of the publicly-held company IWLJ, have agreed on the following terms and conditions:

1. Exchange of Shares.

     1,256,000 restricted IWLJ shares total on the following terms: each outstanding share of common stock of MTI, shall be converted into the right to receive 1,000 shares (the "Exchange Ratio") of Restricted Common Stock of IWLJ, ("IWLJ Restricted Common Stock").

     Upon the signing of this agreement, all currently issued shares of MTI, confirmed to be 1,256 shares, will be transferred to IWLJ. This Agreement will be completed (the "Closing Date") upon transfer to IWLJ of all MTI shares issued and issuance of 1,256,000 IWLJ restricted common shares to MTI shareholders.

2. Signed agreement for finding funding of $2,000,000.

     The parties have also agreed that IWLJ will find refinancing for MTI mortgages at 25 Mound Park Drive in Springboro, Ohio, and 1300 Lafayette Avenue in Middletown, Ohio, at a total of approximately $2,000,000. This funding is to be used to pay off National City Bank which presently holds the mortgages. This refinancing activity is in addition to the finding of additional working capital requirements which is being handled as a seperate agreement.

3. Control of Company. All MTI Business Assets, money, and profits will remain under the same distribution format currently in place. After successful completion of all provisions in Section 1, Buyer has rights to change the format of such assets, money, or profit distribution.

4. CONDITIONS PRECEDENT TO CLOSING. All obligations of MTI under this Agreement are subject to the fulfillment of the following conditions, in addition to the fulfillment of any and all other conditions set forth in this Agreement:

     a. Corporate Action. Consistent with its fiduciary duties, the Board of Directors of MTI shall take such corporate action as may be necessary to cause MTI's Board of Directors immediately following the signing of this Agreement to be that of the Board of IWLJ. Prior to the Closing Date, the Board of Directors of MTI shall have duly adopted resolutions to the same effect with respect to the aforesaid matters.


By initiating and dating, Buyer (TS)( ) and Seller (TM)(12/9) have read this page.

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5.   Risk of Loss.  Until the closing date,  Sellers will bear all risk of loss, damage, or destruction to the Business Assets. If any loss, injury, damages or destruction substantially impairs the value of the Business Assets prior to closing, Buyer may terminate this Agreement by written notice delivered to Seller.

6. MAINTENANCE. Until possession is delivered to Buyer, Sellers agree to continue to operate the Businesses in the manner in which it is being operated at the date of this offer. To maintain the goodwill of the Business, and to maintain all personal property in normal working order.

7. Audited Financials. If necessary for any filings for the Securities and Exchange Commission ("SEC") or the Private Placement arrangement, the audited financials will be paid for and provided by the Seller. These statements will be SEC qualified financials.

8. SEC Filings, Bond Agreement & Private Placement Arrangement Costs. Any legal fees or procedures with regards to this acquisition agreement will be paid for by Buyer.

9.   WARRANTY BY SELLER. Seller warrants and represents to Buyer that:

     a. Peaceable Possession of Assets. Sellers are the sole owner of the Business and no other person has any claim, right, title, or interest in the Business Assets. The ownership and possession of all of the assets of MTI has been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of MTI; nor does MTI knows of any facts by reason of which the possession or title thereof by MTI might be disturbed or questioned or by reason of which any claim to its assets might arise or be set up adverse to MTI.

     b. Sellers warrant that only 1,256 shares are issued and outstanding of MTI. All Sellers and all the MTI shares they own are listed in Schedule A. Sellers have full right, power and authority to sell, transfer and deliver the Stock owned by them to IWIN in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     c. Corporate Status. MTI is (a) duly organized, validly existing and in good standing under the laws of the State of Nevada; (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted; and (c) is qualified to do business as a foreign corporation in each of the jurisdictions in which it operates and the character of the properties owned by MTI or the nature of the business transacted by MTI does not make qualification necessary in any other jurisdiction or jurisdictions.

     d. No representation by MTI made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Stock.

By initiating and dating, Buyer (TS)( ) and Seller (TM)(12/9) have read this page.

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     e.   Sellers  have  paid,  or will pay,  all taxes  owned by the  seller on account of the Business.

     f. To the best of Sellers' knowledge, there is no pending or threatened litigation or administrative proceeding involving the Business, except as indicated in Schedule A.

     g. SELLERS MUST HAVE DELIVERED "SCHEDULE A" AND A CURRENT FINANCIAL STATEMENT TO BUYER UPON SIGNING THIS AGREEMENT.

10. WARRANTY OF BUYER. Buyer warrants and represents to Sellers that:

     a. Tom Miller will remain on as CEO of Mound Technologies, Inc. and also become CEO of IWLJ.

11. RESTRICTED IWLJ CERTIFICATE TO BEAR LEGENDS. The IWLJ Certificates distributed pursuant to this Agreement shall be subject to a stop-transfer order for one year starting the date these IWLJ Certificates are distributed. These IWLJ Certificates shall bear the following legend or a similar restricted legend by which each certificate owner from this Agreement shall be bound:

     "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED. THE SHARE, TRANSFER, OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF AN AGREEMENT AMONG THE ISSUER OF THESE SHARES AND ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."

     Only a transfer agent or IWLJ can remove a restrictive legend. The transfer agent will not remove the legend unless the holder has obtained the consent of IWLJ that the restricted legend can be removed. This stop transfer restriction and the associated restrictive legend automatically expires at the end of one year.

12. CLOSING. The closing under this Agreement and all deliveries hereunder shall take place at the office of MTI on December 10, 2003 or such other place or date as shall be agreed upon by all the parties ("the Closing date").

13. CONFIDENTIALITY. All information and documentation provided or to be provided by MTI or Sellers to IWLJ in connection with this Agreement and the transactions contemplated hereby has been and shall be provided in the strictest confidence. Pending the Closing, IWLJ covenants and agrees not to use any of such information or documentation in or for the benefit of any business engaged in directly or indirectly by IWLJ and not to furnish or disclose any of such information or documentation to any person. If the transactions contemplated by this Agreement are not consummated, IWLJ covenants and agrees to return all such information and documentation to MTI and not retain any copies thereof, and IWIN further covenants and agrees to maintain the confidentiality of such information and documentation and to neither use any of it in or for the benefit of any business engaged in directly or indirectly by IWLJ nor furnish or disclose any of it to any person.

By initiating and dating, Buyer (TS)( ) and Seller (TM)(12/9) have read this page.

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14.  EXPIRATION OF OFFER.  This offer will expire  unless  accepted by the Buyer and Seller on or before FRIDAY 9:00 PM, December 12, 2003.

15. TERMINATION. In the event any of the foregoing conditions shall not be fulfilled prior to the Closing, unless caused by any action or failure to act on the part of IWLJ, IWLJ shall have the right to terminate the Agreement by notice thereof in writing to MTI, and the parties hereto shall be restored as far as possible to status quo, whereupon the parties hereto shall have no further obligations or liabilities hereunder, one against the other.

16.  GENERAL PROVISIONS

     a. Survival of Representations, Warranties and Covenants. Unless otherwise expressly provided herein, the representations, warranties, covenants, indemnities and other agreements herein contained shall be deemed to be continuing and shall survive the consummation of the transactions contemplated by this Agreement.

     b. Diligence. The parties hereto agree that each shall with reasonable diligence proceed to take all action which may be reasonably required to consummate the transaction herein contemplated.

     c.   Waivers. Each party hereto may:

          i. Extend the time for performance of any of the obligations of the other party;

          ii. Waive in writing any inaccuracies in representations and warranties made to it contained in this Agreement or any schedule hereto or any certificate or certificates delivered by any of the other parties pursuant to this Agreement; and

          iii. Waive  in  writing  the  failure  of  performance  of  any of the agreements, covenants, obligations or conditions of the other parties herein set forth, or alternatively terminate this Agreement for such failure.

     d. Non-Waiver. The waiver by any party hereto of any breach, default, inaccuracy or failure by another party with respect to any provision in this Agreement or any schedule hereto shall not operate or be construed as a waiver of any other provision thereof or of any subsequent breach thereof.

     e. Further Assurances. Each party hereto agrees to execute such further documents or instruments, requested by the other party, as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

By initiating and dating, Buyer (TS)( ) and Seller (TM)(12/9) have read this page.

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     f.   Benefit and Assignability.  This Agreement shall bind and inure to the
          benefit   of  the   parties   hereto   and  their   respective   legal
          representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

     g. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     h. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     i. Further Action. Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of Directors, and when so taken shall be deemed the action of such party.

     j. Notices. All notices and demands will be in writing, either by personal delivery, overnight courier, or facsimile transmission or by registered or certified mail, postage prepaid and return receipt requested. Notices sent by registered or certified mail will be considered received by the addressee three days after deposit in the United States Mail. Other notices will be effective upon delivery, provided that, in the case of facsimile transmission, a document is generated and retained by the sender that reflects the accurate transmission of the notices. Unless either party receives notice of the change of address in the manner provided in this paragraph, notices will be addressed as set forth in the signature blocks below.

17. Governing Law. Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed in the State of Ohio, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

18. Entire Agreement. This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged in this Agreement. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

By initiating and dating, Buyer (TS)( ) and Seller (TM)(12/9) have read this page.

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                              BUYER ACKNOWLEDGEMENT

The undersigned Buyer acknowledges that he or she has thoroughly read and approved each of the provisions of this Offer and agrees to purchase the Business stock for the price and on the terms and conditions specified.


Buyer  Trent Sommerville           Date 12-9-03     Time 1:50 P.M. Central
     -----------------------------     ------------     -------------------
IWLJ Chairman of the Board/President Trent Sommerville
110 Washington Avenue
4th Floor
North Haven, CT 06473
(203) 234-6350

                               SELLERS ACCEPTANCE

Sellers accepted the foregoing Offer and agree to sell the Business Assets for the price and on the terms and conditions specified. The following Seller represents the interests of all Sellers.


Seller   Thomas C. Miller           Date 12-9-03     Time 2:15 P.M. EST.
      -----------------------------     ------------     -----------------
Thomas C. Miller, CEO and President
Mound Technologies, Inc.
25 Mound Park Drive
Springboro, OH 45066
(937) 748-2937


By initiating and dating, Buyer (TS)( ) and Seller (TM)(12/9) have read this page.